EXHIBIT NO. 10.10(i) and
									              EXHIBIT NO. 10.12(ii)

          FORM OF AMENDMENTS TO THE OGDEN PROJECTS, INC.
              PENSION PLAN AND PROFIT SHARING PLANS
                    EFFECTIVE JANUARY 1, 1994

     WHEREAS, the Corporation is the sponsor of the Ogden Projects Pension Plan (the "Pension Plan") and the Ogden Projects Profit Sharing Plan (the "Profit Sharing Plan") and their related trusts, said Pension Plan and Profit Sharing Plan and underlying trusts being qualified and tax-exempt under Section 401(a) and 501(a) (of the Internal Revenue Code (the "IRC"); and

     WHEREAS, the Corporation has determined that the Pension Plan and Profit Sharing Plan should be amended and modified in certain respects, so that the Corporation will be able to meet the IRC rules and regulations concerning the employer-wide non-discriminatory classification test (the "Test") necessary to maintain the qualified and tax-exempt status of the Corporation's Pension Plan and Profit Sharing Plan, effective as of January 1, 1994; and

     WHEREAS, the Corporation has determined that it is in the best interest of the Corporation and its employees that effective as of January 1, 1994, and in order to satisfy the Test, all benefits under the Pension Plan be frozen and that the Profit Sharing Plan be amended to enable the Corporation to remove from coverage as many highly paid employees as is necessary to satisfy the Test; NOW THEREFORE

     BE IT RESOLVED, that the Board of Directors hereby authorizes, upon advice of counsel, that the Pension Plan be amended, effective as of January 1, 1994, as follows: (i) all additional benefit accruals under the Pension Plan shall cease effective as of the close of business on December 31, 1993; (ii) all accrued benefits under the Pension Plan shall be frozen as of the close of business on December 31, 1993, and (iii) subject to the foregoing amendments, the Pension Plan shall continue in existence as a qualified and tax-exempt plan under Section 401(a) and 501(a) of the IRC in accordance with its terms and applicable law, regulation and governmental guidelines; and it is further

     RESOLVED, that the Board of Directors hereby authorizes, upon advice of counsel, that the Profit Sharing Plan shall be amended, effective as of January 1, 1994, to provide that a certain number of highly paid employees of the Corporation shall no longer be eligible to participate in the Profit Sharing Plan as shall be determined by the Administrative Committee from time to time as may be necessary for the Profit Sharing Plan to meet the Test and maintain its qualified and tax-exempt status, and to provide that the account balances of any highly paid employees who are determined to be ineligible to participate in the Profit Sharing Plan shall be ineligible to receive future contributions; and it is further

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     RESOLVED, that effective as of January 1, 1993, the Profit
Sharing Plan is further amended to comply with the Unemployment Compensation Act of 1993 by applying a 20% Federal income tax withholding to the taxable portion of any distribution unless the participant requests a direct rollover of the distribution to an eligible retirement plan; and it is further

     RESOLVED, that the fiduciaries of the Pension Plan and Profit Sharing Plan and the officers of this Corporation and each of them be and hereby is authorized, upon advice of counsel, to execute, deliver and file any and all documents and instruments which, upon advice of counsel, are desirable, necessary or appropriate to effect the purpose and intent of the foregoing Resolutions.